Exhibit 1.1

EXECUTION VERSION

$1,144,205,000
(approximate)

Benchmark 2019-B14 Mortgage Trust
Commercial Mortgage Pass-Through Certificates, 2019-B14
Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-SB, Class X-A, Class X-B, Class A-S, Class B and Class C Certificates

Underwriting Agreement

Dated as of November 5, 2019

J.P. Morgan Securities LLC As Representative of the several Underwriters listed on Schedule I hereto J.P. Morgan Securities LLC 383 Madison Avenue, 8th Floor New York, New York 10179	Citigroup Global Markets Inc. 390 Greenwich Street New York, New York 10013
Deutsche Bank Securities Inc. 60 Wall Street New York, New York 10005	Academy Securities, Inc. 140 East 45th Street, 5th Floor New York, New York 10017
Drexel Hamilton, LLC 77 Water Street New York, New York 10005

Ladies and Gentlemen:

J.P. Morgan Chase Commercial Mortgage Securities Corp., a Delaware corporation (the “Depositor”), proposes to sell to the several Underwriters listed in Schedule I (the “Underwriters”), for whom J.P. Morgan Securities LLC is acting as representative (the “Representative”), $1,144,205,000 (approximate) principal amount of Commercial Mortgage Pass-Through Certificates, Series 2019-B14, Classes A-1, A-2, A-3, A-4, A-5, A-SB, X-A, X-B, A-S, B and C (the “Offered Certificates”) as set forth in Schedule I. The Offered Certificates, together with the Commercial Mortgage Pass-Through Certificates, Series 2019-B14, (i) Classes X-D, D, E, F-RR, G-RR, NR-RR, S and R (the “Private Certificates”), (ii) Classes 225B-A, 225B-B, 225B-C, 225B-D and 225B-E (the “Loan-Specific Certificates”) and (iii) the VRR Interest and the 225B-VRR Interest are collectively referred to herein as the “Certificates.” The initial purchasers of certain Private Certificates and the Underwriters are referred to herein collectively as the “Dealers.” The Certificates will represent beneficial interests in a trust primarily consisting of a segregated pool of fixed-rate mortgage loans secured by commercial properties, as described in the Prospectus referred to below (the “Mortgage Loans”), and certain moneys received under each Mortgage Loan, after the Cut-off Date for such Mortgage Loan. The Certificates will be issued pursuant to the provisions of a pooling and servicing agreement to be dated as of November 1, 2019 (the “Pooling and Servicing Agreement”), between the Depositor, Midland Loan Services, a Division of PNC Bank, National Association, as master servicer (in such capacity, the “Master Servicer”) and as special servicer (in such capacity, the “Special Servicer”), Wells Fargo Bank, National Association, as certificate administrator (in such capacity, the “Certificate Administrator”) and trustee (in such capacity, the “Trustee”), and Pentalpha Surveillance LLC, as operating advisor (in such capacity, the “Operating Advisor”) and as asset representations reviewer (in such capacity, the “Asset Representations Reviewer”). Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Pooling and Servicing Agreement as in effect on the Closing Date (as defined below).

The Depositor hereby confirms its agreement with the several Underwriters concerning the purchase and sale of the Offered Certificates, as follows:

1.                  Registration Statement. The Depositor has prepared and filed with the Securities and Exchange Commission (the “Commission”) in accordance with the provisions of the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Securities Act”), a registration statement on Form SF-3 (No. 333-226123), as amended, relating to the Offered Certificates. The Depositor also has prepared and filed with the Commission a preliminary prospectus dated October 30, 2019 (the “Preliminary Prospectus”), specifically relating to the Offered Certificates, in accordance with Rule 424(h) and Rule 430(D) under the Securities Act. The Depositor also has filed with, or proposes to file with, the Commission pursuant to Rule 424(b) under the Securities Act a prospectus specifically relating to the Offered Certificates (the “Prospectus”). The registration statement as amended at the time when it became effective, or, if a post-effective amendment is filed with respect thereto, as amended by such post-effective amendment at the time of its effectiveness, is referred to in this Agreement as the “Registration Statement.” Any reference in this Agreement to the Registration Statement used in connection with the offering of the Offered Certificates, the Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any exhibits thereto and the documents incorporated by reference therein pursuant to Item 10(d) of Form SF-3 under the Securities Act, as of the effective date of the Registration Statement or the date of the Preliminary Prospectus or the Prospectus, as the case may be, and any reference to “amend,” “amendment” or “supplement” with respect to the Registration Statement, the Preliminary Prospectus and the Prospectus shall be deemed to refer to and include any documents filed after the date the Registration Statement became effective, or the date of the Preliminary Prospectus or the Prospectus, as the case may be, under the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Exchange Act”) that are deemed to be incorporated by reference therein.

At or prior to the time when sales to investors of the Offered Certificates were first made (the “Time of Sale”), the Depositor had prepared the following information (collectively, the “Time of Sale Information”): (i) a structural and collateral term sheet dated October 29, 2019 (the “Term Sheet”) constituting a “free writing prospectus” (as defined pursuant to Rule 405 under the Securities Act) (a “Free Writing Prospectus”) and (ii) the Preliminary Prospectus. If, subsequent to the date of this Agreement, the Depositor and the Underwriters have determined that such Time of Sale Information included an untrue statement of material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the

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circumstances under which they were made, not misleading and the applicable Underwriters have terminated their old purchase contracts and entered into new purchase contracts with investors in the Offered Certificates, then “Time of Sale Information” will refer to the information available to investors at the time of entry into the first such new purchase contract, including any information contained in any Corrected Supplement (as defined in Section 8(k)) and/or any Corrected Free Writing Prospectus (as defined in Section 8(l)) that corrects such material misstatements or omissions (“Corrective Information”), and “Time of Sale” will refer to the time and date on which such new purchase contracts were entered into.

When used in this Agreement, “Basic Documents” shall mean (i) the Pooling and Servicing Agreement, (ii) the Certificates, (iii) a mortgage loan purchase agreement, to be dated as of November 21, 2019, between JPMorgan Chase Bank, National Association (“JPMCB”) and the Depositor (the “JPMCB Mortgage Loan Purchase Agreement”), (iv) a mortgage loan purchase agreement, to be dated as of November 21, 2019, between German American Capital Corporation (“GACC”) and the Depositor (the “GACC Mortgage Loan Purchase Agreement”), (v) a mortgage loan purchase agreement, to be dated as of November 21, 2019, between Citi Real Estate Funding Inc. (“CREFI”) and the Depositor (the “CREFI Mortgage Loan Purchase Agreement” and, together with the JPMCB Mortgage Loan Purchase Agreement and the GACC Mortgage Loan Purchase Agreement, the “Mortgage Loan Purchase Agreements”) and (vi) any other contract, agreement or instrument which is or is to be entered into by the Depositor on the Closing Date or otherwise in connection with any of the foregoing or this Agreement. JPMCB, GACC and CREFI are collectively referred to herein as the “Sellers.”

2.                  Purchase of the Offered Certificates by the Underwriters.

(a)                The Depositor agrees to sell the Offered Certificates to the several Underwriters as provided in this Agreement, and each Underwriter, on the basis of the representations, warranties and agreements set forth herein and subject to the conditions set forth herein, agrees, severally and not jointly, to purchase from the Depositor, the respective certificate balance or notional amount of each class of the Offered Certificates set forth opposite such Underwriter’s name in Schedule I hereto at the Purchase Price set forth in Schedule I hereto, plus accrued interest on the actual principal amount thereof at the applicable Pass-Through Rate from November 1, 2019 to the Closing Date (as defined below). The Depositor will not be obligated to deliver any of the Offered Certificates except upon payment for all the Offered Certificates to be purchased as provided herein.

(b)               The Depositor understands that the Underwriters intend to make a public offering of their respective portions of the Offered Certificates in accordance with this Agreement as soon after the effectiveness of this Agreement as in the judgment of the Representative is advisable, and initially to offer the Offered Certificates on the terms set forth in the Time of Sale Information and the Prospectus. The Depositor acknowledges and agrees that the Underwriters may offer and sell the Offered Certificates to or through any affiliate of an Underwriter and that any such affiliate may offer and sell any Offered Certificates purchased by it to or through any Underwriter in accordance with the terms of this Agreement.

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(c)                Each Underwriter (severally, but not jointly) represents and covenants that it has not, and will not, enter into any contract for the sale of any Offered Certificates (i) less than three business days after the filing of the Preliminary Prospectus, (ii) less than 48 hours after the date of the filing of any supplement to the Preliminary Prospectus with the Commission in accordance with Rule 424(h)(2) under the Securities Act, and (iii) less than five business days after the furnishing by the Depositor to the Commission, pursuant to Section 3(x) of this Agreement, of the Form ABS-15G for the Accountant's Report (as defined herein).

(d)               Payment for and delivery of the Offered Certificates will be made at the offices of Sidley Austin LLP, 787 7th Avenue, New York, New York 10019 at 10:00 a.m., New York City time, on November 21, 2019, or at such other time on the same or such other date, not later than the fifth business day thereafter, as the Representative and the Depositor may agree upon in writing. The time and date of such payment and delivery is referred to herein as the “Closing Date.”

(e)                Payment for the Offered Certificates shall be made by wire transfer in immediately available funds to the account(s) specified by the Depositor to the Representative against delivery to the nominee of The Depository Trust Company, for the account of the Underwriters, of one or more global notes representing the Offered Certificates (collectively, the “Global Note”), with any transfer taxes payable in connection with the sale of the Offered Certificates duly paid by the Depositor. The Global Note will be made available for inspection by the Representative not later than 1:00 p.m., New York City time, on the business day prior to the Closing Date.

3.                  Representations and Warranties of the Depositor. The Depositor represents and warrants to each Underwriter that:

(a)                Registration Statement, Preliminary Prospectus and Prospectus.

(i)         The Registration Statement has been declared effective by the Commission under the Securities Act, was effective as of the Time of Sale, is effective as of the date hereof and will be effective as of any subsequent Time of Sale and as of the Closing Date; and no order suspending the effectiveness of the Registration Statement has been issued by the Commission and no proceeding for that purpose has been initiated or, to the best knowledge of the Depositor, threatened by the Commission;

(ii)       At the time the Registration Statement became effective, the Registration Statement conformed, as of the date of the Preliminary Prospectus, the Preliminary Prospectus conformed, and as of the date of the Prospectus and as of the Closing Date, the Prospectus will conform, in all material respects, with the Securities Act;

(iii)     (A) At the time the Registration Statement became effective, the Registration Statement did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading, (B) as of the date of the Preliminary Prospectus, the Preliminary Prospectus did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the

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statements therein, in the light of the circumstances under which they were made, not misleading, and (C) as of the date of the Prospectus and as of the Closing Date, the Prospectus will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Depositor makes no representation and warranty under clauses (A) through (C) above with respect to (i) any statements or omissions made in reliance upon and in conformity with information relating to any Underwriter furnished to the Depositor in writing by such Underwriter through the Representative (such information, described in Section 15 hereto, referred to herein as “Underwriters’ Information”) expressly for use in the Registration Statement, the Preliminary Prospectus and the Prospectus and any amendment or supplement thereto; (ii) the Sellers’ Information (as defined in Section 7(a)); (iii) the Master Servicer’s and Special Servicer’s Information (as defined in Section 7(a)); (iv) the Certificate Administrator’s and Trustee’s Information (as defined in Section 7(a)); (v) the Operating Advisor’s and Asset Representations Reviewer’s Information (as defined in Section 7(a)); and (vi) the Third Party Purchaser’s Information (as defined in Section 7(a)); and

(iv)     The conditions to the use by the Depositor of a registration statement on Form SF-3 under the Securities Act, as set forth in the General Instructions to Form SF-3, have been satisfied or will be satisfied as of the date on which the Prospectus is required to be filed with the Commission pursuant to Rule 424(b) under the Securities Act with respect to the Registration Statement and the Prospectus.

(b)               Time of Sale Information. The Time of Sale Information, at the Time of Sale did not, and at the Closing Date will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Depositor makes no representation and warranty with respect to (i) any Underwriters’ Information in such Time of Sale Information, (ii) any Sellers’ Information in such Time of Sale Information, (iii) any Master Servicer’s and Special Servicer’s Information in such Time of Sale Information, (iv) any Certificate Administrator’s and Trustee’s Information in such Time of Sale Information, (v) any Operating Advisor’s and Asset Representations Reviewer’s Information in such Time of Sale Information or (vi) any Third Party Purchaser’s Information in such Time of Sale Information.

(c)                Issuer Free Writing Prospectus. Other than the Prospectus and the Preliminary Prospectus, the Depositor (including its agents and representatives other than the Underwriters in their capacity as such) has not made, used, prepared, authorized, approved or referred to and will not make, use, prepare, authorize, approve or refer to any “written communication” (as defined in Rule 405 under the Securities Act) that constitutes an offer to sell or solicitation of an offer to buy the Offered Certificates other than (i) any document not constituting a prospectus pursuant to Section 2(a)(10)(a) of the Securities Act or Rule 134 under the Securities Act, (ii) any supplement to the Preliminary Prospectus that may be required to be filed with the Commission under Rule 424(h)(2) under the Securities Act, (iii) the Term Sheet and (iv) each other written communication approved in writing in advance by the Representative (each such communication referred to in clause (iii) and this clause (iv) constituting an “issuer free writing prospectus,” as defined in Rule 433(h) under the Securities Act, being referred to as

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an “Issuer Free Writing Prospectus”). Each such Issuer Free Writing Prospectus conformed in all material respects with the Securities Act, has been filed in accordance with Section 8 (to the extent required thereby) and did not at the Time of Sale, and at the Closing Date will not, contain any untrue statements of a material fact or (when read in conjunction with the other Time of Sale Information) omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Depositor makes no representation and warranty with respect to (i) any Underwriters’ Information in any Issuer Free Writing Prospectus, (ii) any Sellers’ Information in any Issuer Free Writing Prospectus, (iii) any Master Servicer’s and Special Servicer’s Information in any Issuer Free Writing Prospectus, (iv) any Certificate Administrator’s and Trustee’s Information in any Issuer Free Writing Prospectus, (v) any Operating Advisor’s Information and Asset Representations Reviewer’s Information in any Issuer Free Writing Prospectus, or (vi) any Third Party Purchaser’s Information in any Issuer Free Writing Prospectus.

(d)               No Material Adverse Change. Other than as set forth or contemplated in the Time of Sale Information and the Prospectus, since the date as of which information is given in the Registration Statement, the Time of Sale Information or the Prospectus, there has not been any material adverse change or any development involving a prospective material adverse change, in or affecting the business, properties, prospects, management, financial position, stockholders’ equity or results of operations of the Depositor in a manner that would have a material adverse effect on the transactions contemplated herein or in the Basic Documents or on the ability of the Depositor to enter into, or perform its obligations under, this Agreement or any of the Basic Documents (a “Material Adverse Effect”).

(e)                Organization and Good Standing. The Depositor has been duly organized and is a validly existing organization in good standing under the laws of its jurisdiction of organization, is duly qualified to do business and is in good standing as a foreign entity in each jurisdiction in which the conduct of its business requires such qualification, and has all power and authority necessary to enter into and perform its obligations under this Agreement, the Pooling and Servicing Agreement and the Mortgage Loan Purchase Agreements and to own or hold its properties and to conduct the business in which it is engaged, except where the failure to be so qualified or have such power or authority would not, individually or in the aggregate, have a Material Adverse Effect.

(f)                Due Authorization. The Depositor has full right, power and authority to execute and deliver this Agreement and the Basic Documents and to perform its obligations hereunder and thereunder; and all action (corporate or other) required to be taken for the due and proper authorization, execution and delivery of each of this Agreement and the Basic Documents and the consummation of the transactions contemplated thereby has been duly and validly taken.

(g)               The Pooling and Servicing Agreement. The Pooling and Servicing Agreement has been duly authorized by the Depositor and, when duly executed and delivered in accordance with its terms by each of the parties thereto, will constitute a valid and legally binding agreement of the Depositor enforceable against the Depositor in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency or similar laws affecting the enforcement of creditors’ rights generally or by equitable principles relating to enforceability (collectively, the “Enforceability Exceptions”).

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(h)               The Certificates. The Certificates have been duly authorized and, when duly executed, authenticated, issued and delivered as provided in the Pooling and Servicing Agreement and paid for as provided herein, will be duly and validly issued and outstanding and will be entitled to the benefits and security afforded by the Pooling and Servicing Agreement.

(i)                 Underwriting Agreement. This Agreement has been duly authorized, executed and delivered by the Depositor.

(j)                 Basic Documents. Each of the Basic Documents to which the Depositor is a party has been duly authorized by the Depositor and when duly executed and delivered in accordance with its terms by each of the parties thereto, will constitute a valid and legally binding agreement of the Depositor enforceable against the Depositor in accordance with its terms, subject to the Enforceability Exceptions.

(k)               Descriptions of Basic Documents. Each Basic Document conforms in all material respects to the description thereof contained in the Registration Statement, the Time of Sale Information and the Prospectus, as applicable.

(l)                 No Violation or Default. The Depositor is not (i) in violation of its charter, by-laws or similar organizational documents; (ii) in default, and no event has occurred that, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Depositor is a party or by which the Depositor is bound or to which any of the property or assets of the Depositor is subject; or (iii) in violation of any law or statute or any judgment, order or regulation of any court or governmental agency or body having jurisdiction over the Depositor, or any of its properties (“Governmental Authority”), except, in the case of clauses (ii) and (iii) above, for any such default or violation that would not, individually or in the aggregate, have a Material Adverse Effect.

(m)             No Conflicts with Existing Instruments. The execution, delivery and performance by the Depositor of each of this Agreement and the Basic Documents, the issuance and sale of the Certificates and compliance by the Depositor with the terms thereof and the consummation of the transactions contemplated by this Agreement and the Basic Documents will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Depositor pursuant to, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Depositor is a party or by which the Depositor is bound or to which any of the property or assets of the Depositor is subject; (ii) result in any violation of the provisions of the charter, by-laws or similar organizational documents of the Depositor; or (iii) result in the violation of any law or statute or any judgment, order or regulation of any Governmental Authority, except, in the case of clauses (i) and (iii) above, for any such conflict, breach or violation that would not, individually or in the aggregate, have a Material Adverse Effect.

(n)               No Consents Required. No consent, approval, authorization, order, registration or qualification of or with any Governmental Authority is required for the execution,

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delivery and performance by the Depositor of this Agreement or any of the Basic Documents, the issuance and sale of the Certificates and compliance by the Depositor with the terms thereof and the consummation of the transactions contemplated by this Agreement and the Basic Documents, except for the registration of the offer and sale of the Offered Certificates under the Securities Act and such consents, approvals, authorizations, orders and registrations or qualifications as have already been obtained or as of the Closing Date will have been obtained or such as may be required under applicable state securities laws in connection with the purchase and distribution of the Offered Certificates by the Underwriters.

(o)               Legal Proceedings. Except as described in the Time of Sale Information and the Prospectus, there are no legal, governmental or regulatory investigations, actions, suits or proceedings pending to which the Depositor is or may be a party or to which any property of the Depositor is or may be the subject that, individually or in the aggregate, if determined adversely to the Depositor, could reasonably be expected to have a Material Adverse Effect; to the best knowledge of the Depositor, no such investigations, actions, suits or proceedings are threatened or contemplated by any Governmental Authority or threatened by others; and there are no statutes, regulations or contracts or other documents that are required under the Securities Act to be filed as exhibits to the Registration Statement or described in the Registration Statement, the Preliminary Prospectus or the Prospectus and that are not so filed or described.

(p)               17g-5 Compliance. The Depositor has executed and delivered a written representation (the “17g-5 Representation”) to each Rating Agency that it will take the actions specified in paragraphs (a)(3)(iii)(A) through (D) of Rule 17g-5 of the Exchange Act, and the Depositor has complied with the 17g-5 Representation, other than any breach of the 17g-5 Representation (a) that would not have a material adverse effect on the Offered Certificates or (b) arising from a breach by any of the Underwriters of the representation, warranty and agreement set forth in Section 5(b).

(q)               Title to Mortgage Loans. Immediately prior to the assignment of the Mortgage Loans to the Trustee, the Depositor will have good title to, and will be the sole owner of, each Mortgage Loan free and clear of any pledge, mortgage, lien, security interest, adverse claim or other encumbrance of any other person, except for any retained servicing.

(r)                 Investment Company Act. Neither the Depositor nor the trust created under the Pooling and Servicing Agreement (the “Trust”) is, and, after giving effect to the offering and sale of the Certificates and the application of the proceeds thereof as described in the Prospectus, neither the Depositor nor the Trust will be an “investment company” or an entity “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission thereunder (collectively, “Investment Company Act”). The Trust will be relying upon Section 3(c)(5) of the Investment Company Act or Rule 3a-7 under the Investment Company Act as a basis for it not registering under the Investment Company Act.

(s)                Representations in Basic Documents. The representations and warranties of the Depositor contained in the Basic Documents are true and correct in all material respects.

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(t)                 Taxes. Any taxes, fees and other governmental charges in connection with the execution and delivery of this Agreement, the Pooling and Servicing Agreement and the delivery and sale of the Certificates (other than such federal, state and local taxes as may be payable on the income or gain recognized therefrom) have been or will be paid at or prior to the Closing Date.

(u)               Business Relationship with the Underwriters. The Depositor acknowledges and agrees that the Underwriters are acting solely in the capacity of an arm’s length contractual counterparty to the Depositor with respect to the offering of the Offered Certificates contemplated hereby (including in connection with determining the terms of the offering) and not as a financial advisor or a fiduciary to, or an agent of, the Depositor or any other person. Additionally, neither the Representative nor any other Underwriter is advising the Depositor or any other person as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction. The Depositor has consulted, to the extent it deems necessary, its own advisors concerning such matters and shall be responsible for making its own independent investigation and appraisal of the transactions contemplated hereby, and the Underwriters shall have no responsibility or liability to the Depositor with respect thereto. Any review by the Underwriters of the Depositor, the transactions contemplated hereby or other matters relating to such transactions will be performed solely for the benefit of the Underwriters and shall not be on behalf of the Depositor.

(v)               Ineligible Issuer. The Depositor is not, and on the date on which the first bona fide offer of the Offered Certificates is made will not be, an “ineligible issuer,” as defined in Rule 405 under the Securities Act.

(w)             Regulation AB Compliance. The Depositor has complied with the applicable provisions of Subpart 229.1100 – Asset Backed Securities (Regulation AB), 17 C.F.R. §§ 229.1100 – 229.1125, as in effect as of the date hereof and for which compliance is required as of the date hereof, in all respects.

(x)               Third Party Due Diligence Reports. (i) The Depositor has not obtained any third party due diligence report contemplated by Rule 15Ga-2 under the Exchange Act (each, a “Due Diligence Report”) in connection with the transactions contemplated by this Agreement and the Prospectus other than the agreed-upon procedures reports (the “Accountants’ Due Diligence Reports”), in form and substance reasonably satisfactory to the Representative, obtained from the accounting firm (the “Accountants”) engaged to provide procedures involving a comparison of information in the loan files for the Mortgage Loans to information on a data tape relating to the Mortgage Loans (“Due Diligence Services”), copies of which have been furnished to the Representative, at the request of the Depositor, and addressed to the Underwriters, as applicable. The Accountants have consented to the use of the Accountants’ Due Diligence Reports in the preparation of a Form 15G (as defined below) furnished on EDGAR as required by Rule 15Ga-2 under the Exchange Act (“Rule 15Ga-2”).

(ii)       Any certification on Form ABS Due Diligence-15E (a “Form 15E”) received by the Depositor from the Accountants in connection with the Due Diligence Services provided by the Accountants was promptly posted, after receipt, on the Rule 17g-5 Information Provider’s Website as required by Rule 17g-5.

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(iii)       The Depositor (A) prepared one or more reports on Form ABS-15G (each, a “Form 15G”) containing the findings and conclusions of the Accountants’ Due Diligence Reports and meeting all other requirements of Rule 15Ga-2, any other rules and regulations of the Commission and the Exchange Act; (B) provided a copy of the final draft of each Form 15G to the Representative at least six Business Days before the Time of Sale; and (C) furnished each Form 15G to the Commission on EDGAR at least five Business Days before the Time of Sale as required by Rules 15Ga-2.

(iv)       No portion of any Form 15G contains any names, addresses, other personal identifiers or zip codes with respect to any individuals, or any other personally identifiable or other information that would be associated with an individual, including without limitation any “nonpublic personal information” within the meaning of Title V of the Gramm-Leach-Bliley Financial Services Modernization Act of 1999.

(y)               Credit Risk Retention.  The Depositor has entered into an agreement with GACC (in such capacity, the “Retaining Sponsor”) and the Third Party Purchaser, pursuant to which agreement (i) the Retaining Sponsor will satisfy a portion of its risk retention requirements under the Risk Retention Rule, through the purchase by the Third Party Purchaser, as a “third-party purchaser” (as defined in the Risk Retention Rule) of an “eligible horizontal residual interest” (as defined in the Risk Retention Rule), and (ii) the Third Party Purchaser has agreed to comply with any requirement or obligation under the Risk Retention Rule applicable to a “third-party purchaser” of an eligible horizontal residual interest. In addition, the Depositor has entered into an agreement with GACC pursuant to which agreement GACC agreed to satisfy a portion of its risk retention requirements under the Risk Retention Rule through (i) the purchase of a portion of the VRR Interest, an “eligible vertical interest” (as defined in the Risk Retention Rule), by the Retaining Sponsor or its “majority-owned affiliate” (as defined in the Risk Retention Rule), (ii) the transfer of a portion of the VRR Interest, an “eligible vertical interest” (as defined in the Risk Retention Rule), to JPMCB or its “majority-owned affiliate” (as defined in the Risk Retention Rule), and (iii) the transfer of a portion of the VRR Interest, an “eligible vertical interest” (as defined in the Risk Retention Rule), to CREFI or its “majority-owned affiliate” (as defined in the Risk Retention Rule).

4.                  Further Agreements of the Depositor. The Depositor covenants and agrees with each Underwriter that:

(a)                Filing of Prospectus and Issuer Free Writing Prospectuses. The Depositor will file (i) the final Prospectus with the Commission within the applicable time period specified by Rule 424(b) under the Securities Act; and (ii) any Issuer Free Writing Prospectus to the extent, and within the time periods, required by Rule 433 under the Securities Act.

(b)               Delivery of Copies. The Depositor will deliver, upon request and without charge, (i) to the Representative, one signed copy of the Registration Statement as originally filed and each amendment and supplement thereto, in each case including all exhibits and consents filed therewith; and (ii) to each Underwriter (A) a conformed copy of the Registration Statement as originally filed and each amendment and supplement thereto, in each case including all exhibits and consents filed therewith and (B) during the Prospectus Delivery Period, as many copies as the Representative may reasonably request of the Prospectus (including all

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amendments and supplements thereto), the Preliminary Prospectus (including all amendments and supplements thereto) and from time to time as finalized, each Issuer Free Writing Prospectus. As used herein, the term “Prospectus Delivery Period” means such period of time after the first date of the public offering of the Offered Certificates as in the opinion of counsel for the Underwriters a prospectus relating to the Offered Certificates is required by law to be delivered (or required to be delivered but for Rule 172 under the Securities Act) in connection with sales of the Offered Certificates by any Underwriter or dealer.

(c)                Amendments or Supplements. Before preparing, using, authorizing, approving, referring to or filing (i) any Issuer Free Writing Prospectus, (ii) any amendment or supplement to the Preliminary Prospectus or the Prospectus or (iii), until the termination of the Prospectus Delivery Period, any amendment or supplement to the Registration Statement, the Depositor will furnish to the Representative, each Underwriter and counsel for the Underwriters a copy of the proposed Issuer Free Writing Prospectus, and/or the proposed amendment or supplement to the Registration Statement, the Preliminary Prospectus and the Prospectus for review and will not prepare, use, authorize, approve, refer to or file any such Issuer Free Writing Prospectus or file any such proposed amendment or supplement to which the Representative or any Underwriter reasonably objects.

(d)               Notice to the Underwriters. The Depositor will advise the Underwriters promptly, and confirm such advice in writing, (i) when any amendment to the Registration Statement has been filed or becomes effective during the Prospectus Delivery Period; (ii) when any amendment or supplement to the Preliminary Prospectus or the Prospectus has been filed; (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Preliminary Prospectus or the Prospectus or the receipt of any comments from the Commission relating to the Registration Statement or any other request by the Commission for any additional information; (iv) of the issuance by the Commission of any order suspending the effectiveness of the Registration Statement or preventing or suspending the use of the Preliminary Prospectus or the Prospectus or the initiation or threatening of any proceeding for that purpose; (v) of the occurrence of any event during the Prospectus Delivery Period as a result of which the Preliminary Prospectus (as then amended or supplemented) or the Prospectus (as then amended or supplemented) would include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing when the Preliminary Prospectus (as then amended or supplemented) or the Prospectus (as then amended or supplemented) is delivered to an investor, not misleading; and (vi) of the receipt by the Depositor of any notice with respect to any suspension of the qualification of the Offered Certificates for offer and sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and the Depositor will use its reasonable best efforts to prevent the issuance of any such order suspending the effectiveness of the Registration Statement, preventing or suspending the use of the Prospectus or suspending any such qualification of the Offered Certificates and, if issued, will obtain as soon as possible the withdrawal thereof.

(e)                Ongoing Compliance of the Prospectus. If, during the Prospectus Delivery Period: (i) any event shall occur or condition shall exist as a result of which the Prospectus (as then amended or supplemented) would include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the

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statements therein, in the light of the circumstances existing when the Prospectus is delivered to an investor, not misleading; or (ii) it is necessary to amend or supplement the Prospectus to comply with law, the Depositor will immediately notify the Underwriters thereof and forthwith prepare and, subject to paragraph (c) above, file with the Commission and furnish to the Underwriters and to such dealers as the Representative may designate, such amendments or supplements to the Prospectus as may be necessary so that the statements in the Prospectus (as so amended or supplemented) will not, in light of the circumstances existing when the Prospectus is delivered to an investor, be misleading or so that the Prospectus will comply with law.

(f)                Blue Sky Compliance. The Depositor will qualify the Offered Certificates for offer and sale under the securities or Blue Sky laws of such jurisdictions as the Representative shall reasonably request and will continue such qualifications in effect so long as may be required for distribution of the Offered Certificates; provided that the Depositor shall not be required to (i) qualify as a foreign corporation or other entity or as a dealer in securities in any such jurisdiction where it would not otherwise be required to so qualify; (ii) file any general consent to service of process in such jurisdiction; or (iii) subject itself to taxation in any such jurisdiction if it is not so subject.

(g)               Earnings Statement. The Depositor will make generally available to its security holders and the Representative as soon as practicable an earnings statement that satisfies the provisions of Section 11(a) of the Securities Act and Rule 158 of the Commission promulgated thereunder covering a period of at least twelve months beginning with the first fiscal quarter of the Depositor occurring after the “effective date” (as defined in Rule 158) of the Registration Statement.

(h)               Copies of Reports. So long as the Offered Certificates are outstanding, the Depositor shall furnish, or cause to be furnished, to each Underwriter (i) copies of each certification, the annual statements of compliance and the annual independent certified public accountants’ servicing reports furnished to the Certificate Administrator pursuant to the Pooling and Servicing Agreement as soon as practicable after such statements and reports are furnished to the Certificate Administrator; (ii) copies of each amendment to any of the Basic Documents; and (iii) copies of all reports or other communications (financial or other) furnished to holders of the Offered Certificates, and copies of any reports and financial statements furnished to or filed with the Commission, any governmental or regulatory authority or any national securities exchange, all of which may be furnished by the posting thereof on the website of the Certificate Administrator.

(i)                 Use of Proceeds. The Depositor will apply the net proceeds from the sale of the Offered Certificates as described in the Registration Statement, the Preliminary Prospectus and the Prospectus.

(j)                 Rating Agencies. To the extent, if any, that the ratings provided with respect to the Offered Certificates by certain nationally recognized statistical rating organizations (as described in Section 6(q)) are conditional upon the furnishing of documents or the taking of any other action by the Depositor, the Depositor shall use its best efforts to furnish such documents and take any other such action.

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(k)               Exchange Act Filings. The Depositor will file or cause to be filed all documents, reports and certifications required to be filed with the Commission pursuant to the Exchange Act within the time periods required by the Exchange Act and the rules and regulations thereunder.

(l)                 Record Retention. The Depositor will, pursuant to reasonable procedures developed in good faith, retain copies of each Issuer Free Writing Prospectus that is not filed with the Commission in accordance with Rule 433 under the Securities Act.

(m)             17g-5 Representation. The Depositor will comply with the 17g-5 Representation, other than any breach of the 17g-5 Representation (a) that would not have a material adverse effect on the Offered Certificates or (b) arising from a breach by any of the Underwriters of the representation, warranty and agreement set forth in Section 5(b).

5.                  Representations of the Several Underwriters. Each Underwriter hereby represents and agrees, severally and not jointly, that:

(a)                It has not offered, sold or otherwise made available and will not offer, sell or otherwise make available any Offered Certificates to any retail investor in the European Economic Area. For purposes of this provision:

(i)         the expression "retail investor" means a person who is one (or more) of the following:

(A)             a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, “MIFID II”); or

(B)              a customer within the meaning of Directive (EU) 2016/97 (as amended), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MIFID II; or

(C)              not a qualified investor as defined in Regulation (EU) 2017/1129 (as amended); and

(ii)       the expression “offer” includes the communication in any form and by any means of sufficient information on the terms of the offer and the Offered Certificates to be offered so as to enable an investor to decide to purchase or subscribe for the Offered Certificates.

(b)               It has not provided, as of the date of this Agreement, and covenants with the Depositor that it will not provide, on or prior to the Closing Date, to any Rating Agency or other “nationally recognized statistical rating organization” (within the meaning of the Exchange Act), any information, written or oral, relating to the Trust, the Offered Certificates, the Mortgage Loans, the transactions contemplated by this Agreement or the other Basic Documents or any other information, that could be reasonably determined to be relevant to determining an initial credit rating for the Offered Certificates (as contemplated by Rule 17g-5(a)(3)(iii)(C)), without the prior consent of the Depositor, and covenants with the Depositor that it will not provide to any Rating Agency or other “nationally recognized statistical rating organization”

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(within the meaning of the Exchange Act), any information, written or oral, relating to the Trust, the Offered Certificates, the Mortgage Loans, the transactions contemplated by this Agreement or the other Basic Documents or any other information, that could be reasonably determined to be relevant to undertaking credit rating surveillance for the Offered Certificates (as contemplated by Rule 17g-5(a)(iii)(3)(D)), without the prior consent of the Depositor; provided, however, that if an Underwriter receives an oral communication from a Rating Agency, such Underwriter is authorized to inform such Rating Agency that it will respond to the oral communication with a designated representative from the Depositor.

(c)                Except for the Accountants’ Due Diligence Reports, such Underwriter has not obtained (and, through and including the Closing Date, will not obtain without the consent of the Depositor) any Due Diligence Report in connection with the offering contemplated hereby and the Prospectus.  Except for the Accountants with respect to the Accountants’ Due Diligence Reports, such Underwriter has not employed (and, through and including the Closing Date, will not employ without the consent of the Depositor) any third party to engage in any activity that constitutes Due Diligence Services, and has not received a Form 15E from any party, in connection with the transactions contemplated by this Agreement and the Prospectus.

(d)               With respect to the United Kingdom:

(i)                 it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000 (as amended, the “FSMA”)) received by it in connection with the issue or sale of the Offered Certificates in circumstances in which Section 21(1) of the FSMA does not apply to the Depositor or the Trust; and

(ii)               it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the Offered Certificates in, from or otherwise involving the United Kingdom.

(e)                It (1) has not offered or sold and will not offer or sell in Hong Kong, by means of any document, any Offered Certificates (except for Certificates which are a “structured product” as defined in the Securities and Futures Ordinance (Cap. 571) (the “SFO”) of Hong Kong) other than (a) to “professional investors” as defined in the SFO and any rules or regulations made under the SFO; or (b) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32) (the “C(WUMP)O”) of Hong Kong or which do not constitute an offer to the public within the meaning of the C(WUMP)O; and (2) has not issued or had in its possession for the purposes of issue, and will not issue or have in its possession for the purposes of issue, whether in Hong Kong or elsewhere, any advertisement, invitation or document relating to the Offered Certificates, which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to Offered Certificates which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the SFO and any rules or regulations made under the SFO.

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(f)                It has not, directly or indirectly, offered or sold and will not, directly or indirectly, offer or sell any Offered Certificates in Japan or to, or for the benefit of, any resident of Japan (which term as used in this paragraph (f) means any person resident in Japan, including any corporation or other entity organized under the laws of Japan) or to others for reoffering or re-sale, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Financial Instruments and Exchange Law of Japan, as amended, and other relevant laws, regulations and ministerial guidelines of Japan. As part of the offering of the Offered Certificates contemplated by the Prospectus, the Underwriters may offer the Offered Certificates in Japan to up to 49 offerees in accordance with the above provisions.

(g)               The Offered Certificates have not been and will not be offered, sold or delivered, directly or indirectly, or offered, sold or delivered to any person for re-offering or resale, directly or indirectly, in the Republic of Korea or to any resident of the Republic of Korea, except as otherwise permitted under applicable laws and regulations of the Republic of, Korea including the Financial Investment Services and Capital Markets Act and the Foreign Exchange Transactions Law and the decrees and regulations thereunder.

(h)               It has not offered or sold any Offered Certificates or caused such certificates to be made the subject of an invitation for subscription or purchase and will not offer or sell such Offered Certificates or cause such Offered Certificate to be made the subject of an invitation for subscription or purchase, and has not circulated or distributed, nor will it circulate or distribute the Preliminary Prospectus, the Prospectus or any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the offered certificates, whether directly or indirectly, to persons in Singapore other than to an “institutional investor” (as defined in Section 4A(1)(C) of the Securities and Futures Act (Cap. 2018) of Singapore (the “SFA”)) pursuant to Section 304 of the SFA.

6.                  Conditions of Underwriters’ Obligations. The obligation of each Underwriter to purchase Offered Certificates on the Closing Date as provided herein is subject to the performance by the Depositor of its covenants and other obligations hereunder and to the following additional conditions:

(a)                Registration Compliance; No Stop Order. If a post-effective amendment to the Registration Statement is required to be filed under the Securities Act, such post-effective amendment shall have become effective, and the Representative shall have received notice thereof, not later than 5:00 p.m., New York City time, on the date hereof; no order suspending the effectiveness of the Registration Statement shall be in effect, and no proceeding for such purpose shall be pending before or threatened by the Commission; the Prospectus, the Preliminary Prospectus and all other Time of Sale Information shall have been timely filed with the Commission under the Securities Act (in the case of an Issuer Free Writing Prospectus, to the extent required by Rule 433 under the Securities Act) and in accordance with Section 4(a) hereof; and all requests by the Commission for additional information shall have been complied with to the reasonable satisfaction of the Representative.

(b)               Representations and Warranties. The representations and warranties of the Depositor contained herein shall be true and correct on the date hereof and on and as of the

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Closing Date and the statements of the Depositor and its officers made in any certificates delivered pursuant to this Agreement shall be true and correct on and as of the Closing Date.

(c)                No Material Adverse Change. Subsequent to the execution and delivery of this Agreement, no event or condition of a type described in Section 3(d) hereof shall have occurred or shall exist, which event or condition is not described in the Preliminary Prospectus (excluding any amendment or supplement thereto) and the Prospectus (excluding any amendment or supplement thereto) and the effect of which, in the judgment of the Representative, makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the Offered Certificates on the terms and in the manner contemplated by this Agreement, the Preliminary Prospectus and the Prospectus.

(d)               Officer’s Certificate. The Underwriters shall have received on and as of the Closing Date a certificate of an executive officer of the Depositor satisfactory to the Underwriters (i) confirming that such officer has carefully reviewed the Registration Statement, the Time of Sale Information and the Prospectus and, to the best knowledge of such officer, the representations set forth in Sections 3(a), 3(b) and 3(c) hereof are true and correct, (ii) confirming that the other representations and warranties of the Depositor in this Agreement are true and correct and that the Depositor has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date and (iii) to the effect set forth in Section 3(d) hereof and in subsection (a) above.

(e)                Mortgage Loan Purchase Agreements; Indemnification Agreements. The Mortgage Loan Purchase Agreements shall have been executed and delivered. Each of (i) the Indemnification Agreement, dated as of November 5, 2019, by and between JPMCB, the Dealers and the Depositor (the “JPMCB Indemnification Agreement”), (ii) the Indemnification Agreement, dated as of November 5, 2019, by and between GACC, the Dealers and the Depositor (the “GACC Indemnification Agreement”), (iii) the Indemnification Agreement, dated as of November 5, 2019, by and between CREFI, the Dealers and the Depositor (the “CREFI Indemnification Agreement” and, together with the JPMCB Indemnification Agreement and the GACC Indemnification Agreement, the “Seller Indemnification Agreements”), (iv) the Indemnification Agreement, dated as of November 5, 2019, by and between Midland Loan Services, a Division of PNC Bank, National Association, the Dealers and the Depositor (the “Master Servicer and Special Servicer Indemnification Agreement”), (v) the Indemnification Agreement, dated as of November 5, 2019, by and between Wells Fargo Bank, National Association (in its capacities as the Certificate Administrator and the Trustee), the Dealers and the Depositor (the “Certificate Administrator and Trustee Indemnification Agreement”). (vi) the Indemnification Agreement, dated as of November 5, 2019, by and between Pentalpha Surveillance LLC (in its capacities as the Operating Advisor and the Asset Representations Reviewer), the Dealers and the Depositor (the “Operating Advisor and Asset Representations Reviewer Indemnification Agreement”) and (viii) the Indemnification Agreement, dated as of November 5, 2019, by and between KKR Real Estate Credit Opportunity Partners Aggregator I L.P. (the “Third Party Purchaser”), the Dealers, the Retaining Sponsor and the Depositor (the “Third Party Purchaser Indemnification Agreement” and, collectively with the Seller Indemnification Agreements, the Master Servicer and Special Servicer Indemnification Agreement, the Certificate Administrator and Trustee Indemnification

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Agreement and the Operating Advisor and Asset Representations Reviewer Indemnification Agreement, the “Indemnification Agreements”) shall have been executed and delivered.

(f)                Agreed-Upon Procedures Letters. Prior to the date of this Agreement, the Accountants shall have furnished to the Representative, at the request of the Depositor, copies of the Accountant’s Due Diligence Reports, and on the date of this Agreement and on the Closing Date, the Accountants shall have furnished to the Representative, at the request of the Depositor, letters, dated the respective dates of delivery thereof and addressed to the Underwriters, in form and substance reasonably satisfactory to the Representative.

(g)               Opinion of Counsel for the Depositor. (i) Counsel for the Depositor, shall have furnished to the Underwriters, at the request of the Depositor, their written opinion, dated the Closing Date and addressed to the Underwriters, in form and substance reasonably satisfactory to the Underwriters, which will include an opinion as to the compliance of the disclosure in the Preliminary Prospectus and the Prospectus with respect to the Depositor with the requirements of Regulation AB and that such disclosure in the Preliminary Prospectus, as of the Time of Sale, and in the Prospectus, as of its date and as of the Closing Date, does not contain an untrue statement of any material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, and (ii) Ian W. Sterling, in-house counsel to the Depositor, shall have furnished to the Underwriters, at the request of the Depositor, a written opinion, dated the Closing Date and addressed to the Underwriters, in form and substance reasonably satisfactory to the Underwriters.

(h)               Opinion of Counsel for the Underwriter. The Underwriters shall have received on and as of the Closing Date an opinion of Cadwalader, Wickersham & Taft LLP, counsel for the Underwriters, with respect to such matters as the Underwriters may reasonably request, and such counsel shall have received such documents and information as they may reasonably request to enable them to pass upon such matters.

(i)                 Opinion of Counsel for the Master Servicer and the Special Servicer. Counsel for the Master Servicer and the Special Servicer shall have furnished to the Underwriters its opinion, dated the Closing Date, in form and substance satisfactory to each Underwriter, which will include an opinion as to the compliance of the disclosure in the Preliminary Prospectus and the Prospectus with respect to the Master Servicer and the Special Servicer with the requirements of Regulation AB and that such disclosure in the Preliminary Prospectus, as of the Time of Sale, and in the Prospectus, as of its date and as of the Closing Date, does not contain an untrue statement of any material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(j)                 [Reserved].

(k)               Opinion of Counsel for the Certificate Administrator and the Trustee. Counsel for the Certificate Administrator and the Trustee shall have furnished to the Underwriters its opinion, dated the Closing Date, in form and substance satisfactory to each Underwriter, which will include an opinion as to the compliance of the disclosure in the Preliminary Prospectus and the Prospectus with respect to the Certificate Administrator and the

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Trustee with the requirements of Regulation AB and that such disclosure in the Preliminary Prospectus, as of the Time of Sale, and in the Prospectus, as of its date and as of the Closing Date, does not contain an untrue statement of any material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(l)                 [Reserved].

(m)             Opinion of Counsel for the Operating Advisor and the Asset Representations Reviewer. Counsel for the Operating Advisor and the Asset Representations Reviewer shall have furnished to the Underwriters its opinion, dated the Closing Date, in form and substance satisfactory to each Underwriter, which will include an opinion as to the compliance of the disclosure in the Preliminary Prospectus and the Prospectus with respect to the Operating Advisor and the Asset Representations Reviewer with the requirements of Regulation AB and that such disclosure in the Preliminary Prospectus, as of the Time of Sale, and in the Prospectus, as of its date and as of the Closing Date, does not contain an untrue statement of any material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(n)               Opinion of Counsel for the Third Party Purchaser. Counsel for the Third Party Purchaser shall have furnished to the Underwriters its opinion, dated the Closing Date, in form and substance satisfactory to each Underwriter, which will include an opinion as to the compliance with respect to the Risk Retention Rules and that disclosure relating to the Third Party Purchaser in the Preliminary Prospectus, as of the Time of Sale, and in the Prospectus, as of its date and as of the Closing Date, does not contain an untrue statement of any material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(o)               [Reserved].

(p)               Opinions of Counsel for the Sellers. Counsel for each Seller shall have furnished to the Underwriters its opinion, dated the Closing Date, in form and substance satisfactory to each Underwriter, which will include an opinion as to the compliance of the disclosure in the Preliminary Prospectus and the Prospectus with respect to such Seller with the requirements of Regulation AB and that such disclosure in the Preliminary Prospectus, as of the Time of Sale, and in the Prospectus, as of its date and as of the Closing Date, does not contain an untrue statement of any material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(q)               Rating Agency Opinions. Each Underwriter shall be addressed in any opinion from any counsel delivering any written opinion to the Rating Agencies in connection with the transaction described herein which is not otherwise described in this Agreement.

(r)                 Rating Agency Letters. Each Underwriter shall have received copies of letters from the certain nationally recognized statistical rating organizations (as identified in the Term Sheet) stating the ratings assigned to the Offered Certificates by each such agency.

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(s)                No Legal Impediment to Issuance. No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any Governmental Authority that would, as of the Closing Date, prevent the issuance or sale of the Certificates; and no injunction or order of any federal, state or foreign court shall have been issued that would, as of the Closing Date, prevent the issuance or sale of the Certificates.

(t)                 Good Standing. The Underwriters shall have received on and as of the Closing Date satisfactory evidence of the good standing of the Depositor in its jurisdiction of organization and its good standing as a foreign entity in such other jurisdictions as the Representative may reasonably request, in each case in writing or any standard form of telecommunication from the appropriate Governmental Authorities of such jurisdictions.

(u)               Additional Documents. On or prior to the Closing Date, the Depositor shall have furnished to the Underwriters such further certificates and documents as any Underwriter may reasonably request.

(v)               Compliance with Rules 15Ga-2 and 17g-5. Timely compliance with all requirements of Rules 15Ga-2 and 17g-5 under the Exchange Act to the satisfaction of the Representative.

All opinions, letters, certificates and evidence mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for the Underwriters.

7.                  Indemnification and Contribution.

(a)                Indemnification of the Underwriters. The Depositor agrees to indemnify and hold harmless each Underwriter, its affiliates, directors and officers and each person, if any, who controls such Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages and liabilities (including, without limitation, legal fees and other expenses incurred in connection with any suit, action, investigation or proceeding or any claim asserted, as such fees and expenses are incurred), joint or several, that arise out of, or are based upon (1) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (including the information included therein or deemed to be a part thereof), or any omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein not misleading, (2) any untrue statement or alleged untrue statement of a material fact contained in the Prospectus (as amended or supplemented), or any omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, (3) any untrue statement or alleged untrue statement of a material fact contained in (i) the Preliminary Prospectus (as amended or supplemented), (ii) the other Time of Sale Information, (iii) any Issuer Information (as defined in Section 8(b)) contained in any Free Writing Prospectus prepared by or on behalf of an Underwriter and filed pursuant to Section 8(e)(ii) (an “Underwriter Free Writing Prospectus”), or (iv) any information contained in any Free Writing Prospectus that is required to be filed pursuant to Section 8(e)(i) or (iii) or Section 8(h) or the omission or alleged omission to state a material fact

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required to make the statements therein (in the case of clause (ii) through (iv) above, when read in conjunction with the other Time of Sale Information), in the light of the circumstances under which they were made, not misleading, which was not corrected by Corrective Information subsequently supplied by the Depositor or any Seller to the Underwriters at any time prior to the Time of Sale (or in the case of any Corrected Supplement, at least 48 hours prior to the date of the Time of Sale) or (4) any breach of the representation and warranty in Section 3(v), except insofar as (in the case of clauses (1), (2) and (3) above) such losses, claims, damages or liabilities arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon or in conformity with (i) information with respect to which each Underwriter has agreed to indemnify the Depositor pursuant to Section 7(b), (ii) information with respect to which any Seller has agreed to indemnify the Underwriters pursuant to each of the Seller Indemnification Agreements (such information referred to herein as the “Sellers’ Information”), (iii) information with respect to which the Master Servicer and the Special Servicer have agreed to indemnify the Underwriters pursuant to the Master Servicer and Special Servicer Indemnification Agreement (such information referred to herein as the “Master Servicer’s and Special Servicer’s Information”), (iv) information with respect to which the Certificate Administrator and the Trustee have agreed to indemnify the Underwriters pursuant to the Certificate Administrator and Trustee Indemnification Agreement (such information referred to herein as the “Certificate Administrator’s and Trustee’s Information”), (v) information with respect to which the Operating Advisor and the Asset Representations Reviewer have agreed to indemnify the Underwriters pursuant to the Operating Advisor and Asset Representations Reviewer Indemnification Agreement (such information referred to herein as the “Operating Advisor’s and Asset Representations Reviewer’s Information”) and (vi) information with respect to which the Third Party Purchaser has agreed to indemnify the Underwriters pursuant to the Third Party Purchaser Indemnification Agreement (such information referred to herein as the “Third Party Purchaser’s Information”); provided that with respect to any such untrue statement in or omission from the Preliminary Prospectus or any Free Writing Prospectus, the indemnity agreement contained in this paragraph (a) shall not inure to the benefit of a particular Underwriter, its respective affiliates, directors and officers and each person, if any, who controls such Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, to the extent that the sale to the person asserting any such loss, claim, damage or liability was an initial resale by such Underwriter and any such loss, claim, damage or liability of or with respect to such Underwriter results from the fact that (i) prior to the occurrence of the events described in clause (ii) below, and prior to the Time of Sale, the Depositor, any Seller, the Master Servicer, the Special Servicer, the Certificate Administrator, the Trustee, the Asset Representations Reviewer, the Operating Advisor or the Third Party Purchaser, as applicable, shall have notified such Underwriter that the Preliminary Prospectus or such Free Writing Prospectus contains an untrue statement of material fact or omits to state therein a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, (ii) such untrue statement or omission of a material fact was corrected by Corrective Information provided to such Underwriters far enough in advance of the Time of Sale so that such Corrective Information could have been provided (electronically or otherwise) to such person asserting any such loss, claim, damage or liability prior to, in the case of a Corrected Supplement, such Corrected Supplement could have been filed at least 48 hours prior to the date of, the Time of Sale, (iii) such Underwriter did not deliver such Corrective Information to such person prior to, or, in

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the case of a Corrected Supplement, at least 48 hours prior to the date of, the Time of Sale and (iv) such loss, claim, damage or liability would not have occurred had such Underwriter delivered such Corrective Information to such person as provided for in clause (iii) above.

(b)               Indemnification of the Depositor. Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Depositor, its directors, its officers who signed the Registration Statement and each person, if any, who controls the Depositor within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the indemnity set forth in paragraph (a) above, but only with respect to any losses, claims, damages or liabilities that arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission contained in (i) any Underwriters’ Information specifically relating to such indemnifying Underwriter in the Registration Statement, any Issuer Free Writing Prospectus, any Time of Sale Information and the Prospectus (or any amendment or supplement thereto) or (ii) any Underwriter Free Writing Prospectus prepared by or on behalf of such Underwriter (in the case of an omission or an alleged omission, when read in conjunction with the Time of Sale Information); provided that, with respect to the foregoing clause (ii), no Underwriter shall be obligated to so indemnify and hold harmless (x) to the extent that the Depositor is entitled to indemnification or contribution therefor under the terms of the indemnity of any Seller, the Master Servicer, the Special Servicer, the Trustee, the Certificate Administrator, the Operating Advisor, the Asset Representations Reviewer or the Third Party Purchaser, as applicable, set forth in the applicable Indemnification Agreement, (y) with respect to information that is also contained in the Time of Sale Information or the Prospectus or (z) to the extent such losses, claims, damages or liabilities are caused by a misstatement or omission resulting from an error or omission in the Issuer Information which was not corrected by Corrective Information subsequently supplied by the Depositor, any Seller, the Master Servicer, the Special Servicer, the Trustee, the Certificate Administrator, the Operating Advisor, the Asset Representations Reviewer or the Third Party Purchaser, as applicable, to the Underwriters at any time prior to the Time of Sale.

(c)                Underwriter Indemnification. Each Underwriter (the “Indemnifying Underwriter”) agrees, severally and not jointly, to indemnify and hold harmless each other Underwriter, its affiliates, directors and officers and each person, if any, who controls such Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act (the “Non-Indemnifying Underwriter”) from and against any and all losses, claims, damages and liabilities (including, without limitation, legal fees and other expenses incurred in connection with any suit, action or proceeding or any claim asserted as such fees and expenses are incurred), joint or several, that arise out of or are based upon (i) any untrue statement or omission or alleged untrue statement or omission of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading (in the case of clauses (A) and (B) when read in conjunction with the Time of Sale Information) contained in (A) any Underwriter Free Writing Prospectus prepared by such Underwriter, or any member of its selling group, in connection with the offer or sale of the Offered Certificates or in any revision or amendment thereof or supplement thereto and (B) any and all other summaries, reports, documents and written or electronic materials relating to the Certificates, prepared by such Underwriter or otherwise furnished or made available by such Underwriter for review by, prospective investors in the Offered Certificates, or (ii) the failure of such Indemnifying Underwriter, or any member of its selling group, to comply with any

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provision of Section 8, and agrees to reimburse such Non-Indemnifying Underwriter, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action, except to the extent (1) the Non-Indemnifying Underwriters are entitled to indemnification or contribution therefor under the terms of the indemnity from any Seller, the Master Servicer, the Special Servicer, the Trustee, the Certificate Administrator, the Operating Advisor, the Asset Representations Reviewer or the Third Party Purchaser, as applicable, set forth in the applicable Indemnification Agreement or (2) such losses, claims, damages or liabilities are caused by a misstatement or omission resulting from an error or omission in the Issuer Information which was not corrected by Corrective Information subsequently supplied by the Depositor, any Seller, the Master Servicer, the Special Servicer, the Trustee, the Certificate Administrator, the Operating Advisor, the Asset Representations Reviewer or the Third Party Purchaser, as applicable, to the Underwriters at any time prior to the Time of Sale; provided, further, that no Underwriter shall be liable to another Underwriter under this Section 7(c) for any losses, liabilities, claims or damages arising out of an untrue statement or alleged untrue statement or omission or alleged omission in any such document prepared by such other Underwriter. This agreement will be in addition to any liability that any Underwriter may otherwise have.

(d)               Notice and Procedures. If any suit, action, proceeding (including any governmental or regulatory investigation), claim or demand shall be brought or asserted against any person that may seek indemnification pursuant to paragraph (a), (b) or (c) above, such person (the “Indemnified Person”) shall promptly notify the person against whom such indemnification may be sought (the “Indemnifying Person”) in writing; provided that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have under Section 7(a), (b) or (c) except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided, further, that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have to an Indemnified Person otherwise than under Section 7(a), (b) or (c). If any such proceeding shall be brought or asserted against an Indemnified Person and it shall have notified the Indemnifying Person thereof, the Indemnifying Person shall retain counsel reasonably satisfactory to the Indemnified Person to represent the Indemnified Person and any others entitled to indemnification pursuant to this Section 7 that the Indemnifying Person may designate in such proceeding and shall pay the fees and expenses of such counsel related to such proceeding, as incurred. In any such proceeding, any Indemnified Person shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless (i) the Indemnifying Person and the Indemnified Person shall have mutually agreed to the contrary; (ii) the Indemnifying Person has failed within a reasonable time to retain counsel reasonably satisfactory to the Indemnified Person; (iii) the Indemnified Person shall have reasonably concluded that there may be legal defenses available to it that are different from or in addition to those available to the Indemnifying Person; or (iv) the named parties in any such proceeding (including any impleaded parties) include both the Indemnifying Person and the Indemnified Person and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood and agreed that the Indemnifying Person shall not, in connection with any proceeding or related proceeding in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all Indemnified Persons, and that all such fees and expenses shall be reimbursed as they are incurred. Any such separate firm for any Underwriter,

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its affiliates, directors, officers and any control persons of such Underwriter shall be designated in writing by such Underwriter and any such separate firm for the Depositor, its directors and officers who signed the Registration Statement and any control persons of the Depositor shall be designated in writing by the Depositor. The Indemnifying Person shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the Indemnifying Person agrees to indemnify each Indemnified Person from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an Indemnified Person shall have requested that an Indemnifying Person reimburse the Indemnified Person for fees and expenses of counsel as contemplated by this paragraph, the Indemnifying Person shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than thirty (30) days after receipt by the Indemnifying Person of such request and (ii) the Indemnifying Person shall not have reimbursed the Indemnified Person in accordance with such request prior to the date of such settlement. No Indemnifying Person shall, without the written consent of the Indemnified Person, effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Person is or could have been a party and indemnification could have been sought hereunder by such Indemnified Person, unless such settlement (x) includes an unconditional release of such Indemnified Person, in form and substance satisfactory to such Indemnified Person, from all liability on claims that are the subject matter of such proceeding and (y) does not include any statement as to or any admission of fault, culpability or a failure to act by or on behalf of any Indemnified Person.

(e)                Contribution. If the indemnification provided for in Sections 7(a), (b) or (c) above is unavailable to an Indemnified Person or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each Indemnifying Person under such paragraph, in lieu of indemnifying such Indemnified Person thereunder, shall contribute to the amount paid or payable by such Indemnified Person as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Indemnifying Person on the one hand and Indemnified Person on the other from the offering of the Offered Certificates or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) but also the relative fault of the Indemnifying Person on the one hand and the Indemnified Person on the other in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Depositor on the one hand and each Underwriter on the other shall be deemed to be in the same respective proportions as the net proceeds (before deducting expenses) received by the Depositor from the sale of the Offered Certificates and the total fees, discounts and commissions received by such Underwriter in connection therewith bear to the aggregate offering price of the Offered Certificates. The relative benefits received by a Non-Indemnifying Underwriter on the one hand and an Indemnifying Underwriter on the other shall be deemed to be in the same respective proportions as the total fees, discounts and commissions received by such party in connection therewith bear to the aggregate offering price of the Offered Certificates. The relative fault of the Indemnifying Person on the one hand and the Indemnified Person on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information was supplied by the

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Indemnifying Person or the Indemnified Person and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

Notwithstanding anything in this Section 7(e) to the contrary, none of Deutsche Bank Securities Inc., Citigroup Global Markets Inc., Drexel Hamilton, LLC or Academy Securities, Inc. (each, a “Subject Underwriter”) shall be obligated to make any contribution pursuant to this Section 7(e) in excess of the total fees received by it in connection with its acting as an Underwriter with respect to the Offered Certificates (such fees as to each such Underwriter, the related “Underwriter Fees”). In addition, if a Subject Underwriter incurs any losses, liabilities, claims, damages, costs and expenses for which it is entitled to contribution from another Underwriter in accordance with the terms of Section 7(e) hereof, and if contribution in accordance with Section 7(e) hereof (without regard to this paragraph) would result in such Subject Underwriter bearing any portion of those losses, liabilities, claims, damages, costs and expenses in excess of such Subject Underwriter’s related Underwriter Fees, then the Depositor shall further contribute to such Subject Underwriter such additional amount as would result in such Subject Underwriter’s bearing only such portion of those losses, liabilities, claims, damages, costs and expenses as is equal to such Subject Underwriter’s Underwriter Fee.

(f)                Limitation on Liability. The Depositor and each Underwriter agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in paragraph (e) above. The amount paid or payable by an Indemnified Person as a result of the losses, claims, damages and liabilities referred to in paragraph (e) above shall be deemed to include, subject to the limitations set forth above, any legal or other expenses incurred by such Indemnified Person in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 7, in no event shall any Underwriter be required to contribute any amount in excess of the amount by which the total fees, discounts and commissions received by it with respect to the offering of the Offered Certificates exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations to contribute pursuant to this Section 7 are several in proportion to their respective purchase obligations hereunder and not joint.

(g)               Non-Exclusive Remedies. The remedies provided for in this Section 7 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any Indemnified Person at law or in equity.

8.                  Offering Communications; Free Writing Prospectuses; Preliminary Prospectus and Corrected Supplement

(a)                Unless preceded or accompanied by a prospectus satisfying the requirements of Section 10(a) of the Securities Act, no Underwriter shall convey or deliver any written communication to any person in connection with the initial offering of the Offered Certificates, unless such written communication (1) is made in reliance on Rule 134 under the

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Securities Act, (2) is made in reliance on Rule 172 under the Securities Act, (3) is the Time of Sale Information or the Prospectus or (4) constitutes a Free Writing Prospectus. The Underwriters shall not convey or deliver in connection with the initial offering of the Certificates any “ABS informational and computational material,” as defined in Item 1101(a) of Regulation AB under the Securities Act (“ABS Informational and Computational Material”), in reliance upon Rules 167 and 426 under the Securities Act.

(b)               Each Underwriter shall deliver to the Depositor, no later than two business days prior to the date of first use thereof, (a) any Underwriter Free Writing Prospectus prepared by or on behalf of such Underwriter that contains any “issuer information,” as defined in Rule 433(h) under the Securities Act[1] (“Issuer Information”) (which the parties hereto agree includes, without limitation, the Sellers’ Information) and (b) any Free Writing Prospectus prepared by or on behalf of such Underwriter or any portion thereof that contains only a description of the final terms of the Certificates. Notwithstanding the foregoing, any such Free Writing Prospectus that contains only ABS Informational and Computational Materials may be delivered by the Underwriters to the Depositor not later than the later of (a) two business days prior to the due date for filing of the Prospectus pursuant to Rule 424(b) under the Securities Act or (b) the date of first use of such Free Writing Prospectus.

(c)                Each Underwriter represents and warrants to the Depositor that the Free Writing Prospectuses to be furnished to the Depositor by the Underwriter pursuant to Section 8(b) will constitute all Free Writing Prospectuses of the type described therein that were furnished to prospective investors in Offered Certificates by the Underwriter in connection with its offer and sale of the Offered Certificates.

(d)               Each Underwriter represents and warrants to the Depositor that each Free Writing Prospectus required to be provided by it to the Depositor pursuant to Section 8(b), when read together with the Time of Sale Information, did not, as of the Time of Sale, and will not as of the Closing Date, include any untrue statement of a material fact or omit any material fact necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading; provided however, that the Underwriter makes no representation to the extent such misstatements or omissions were the result of any inaccurate Issuer Information, which information was not corrected by Corrective Information subsequently supplied by the Depositor or any Seller to the Underwriter at any time prior to the Time of Sale.

(e)                The Depositor agrees to file with the Commission the following:

(i)         Any Issuer Free Writing Prospectus;

(ii)       Any Free Writing Prospectus or portion thereof delivered by the Underwriter to the Depositor pursuant to Section 8(b);

(iii)     Any Free Writing Prospectus for which the Depositor or any person acting on its behalf provided, authorized or approved information that is prepared and published

[1]       Such definition of “issuer information” is further clarified by footnote 271 to SEC Release No. 33-8591. See 70 Fed. Reg. 44,722, at 44,751 (August 3, 2005).

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or disseminated by a person unaffiliated with the Depositor or any other offering participant that is in the business of publishing, radio or television broadcasting or otherwise disseminating communications; and

(iv)     Any ABS Informational and Computational Material that is not being treated as a Free Writing Prospectus.

(f)                Any Free Writing Prospectus required to be filed pursuant to Section 8(e) by the Depositor shall be filed with the Commission not later than the date of first use of the Free Writing Prospectus, except that:

(i)         Any Free Writing Prospectus or portion thereof required to be filed that contains only the description of the final terms of the Certificates shall be filed by the Depositor with the Commission within two days of the later of the date such final terms have been established for all classes of Certificates and the date of first use;

(ii)       Any Free Writing Prospectus or portion thereof required to be filed that contains only ABS Informational and Computational Material shall be filed by the Depositor with the Commission not later than the later of the due date for filing the final Prospectus relating to the Offered Certificates pursuant to Rule 424(b) under the Securities Act or two business days after the first use of such Free Writing Prospectus;

(iii)     Any Free Writing Prospectus required to be filed pursuant to Section 8(e)(iii) shall, if no payment has been made or consideration has been given by or on behalf of the Depositor for the Free Writing Prospectus or its dissemination, be filed by the Depositor with the Commission not later than four business days after the Depositor becomes aware of the publication, radio or television broadcast or other dissemination of the Free Writing Prospectus; and

(iv)     The Depositor shall not be required to file (A) Issuer Information contained in any Free Writing Prospectus of an Underwriter or any other offering participant other than the Depositor, if such information is included or incorporated by reference in a prospectus or Free Writing Prospectus previously filed with the Commission that relates to the offering of the Certificates, or (B) any Free Writing Prospectus or portion thereof that contains a description of the Certificates or the offering of the Certificates which does not reflect the final terms thereof.

(g)               Each Underwriter shall provide to the Depositor any Free Writing Prospectus that is used or referred to by it and distributed by or on behalf of such Underwriter in a manner reasonably designed to lead to its broad, unrestricted dissemination not later than the date of the first use of such Free Writing Prospectus and the Depositor shall file such Free Writing Prospectus with the Commission.

(h)               Notwithstanding the provisions of Section 8(g), each Underwriter shall provide to the Depositor, who shall then file with the Commission, any Free Writing Prospectus for which the Underwriter or any person acting on its behalf provided, authorized or approved information that is prepared and published or disseminated by a person unaffiliated with the Depositor or any other offering participant that is in the business of publishing, radio or

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television broadcasting or otherwise disseminating written communications and for which no payment was made or consideration given by or on behalf of the Depositor or any other offering participant, not later than four business days after the Underwriter becomes aware of the publication, radio or television broadcast or other dissemination of the Free Writing Prospectus.

(i)                 Notwithstanding the provisions of Sections 8(e) and 8(g), neither the Depositor nor the Underwriters shall be required to file any Free Writing Prospectus that does not contain substantive changes from or additions to a Free Writing Prospectus previously filed with the Commission.

(j)                 The Depositor and the Underwriters each agree that any Free Writing Prospectuses prepared by it shall contain a legend substantially in the following form:

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor and this offering. You may get these documents for free by visiting EDGAR on the SEC Website at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling 1-800-408-1016 or emailing the ABS Syndicate Desk at abs_synd@jpmorgan.com.

(k)               In the event that the Depositor becomes aware that, as of the Time of Sale, the Preliminary Prospectus contained any untrue statement of a material fact or omitted to state a material fact necessary to make the statements contained therein, in the light of the circumstances under which they were made, not misleading, the Depositor shall (i) notify the Underwriters thereof within one business day after discovery, (ii) prepare and deliver to the Underwriters a supplement to the Preliminary Prospectus that corrects the material misstatement or omission in the Preliminary Prospectus and that meets the requirements of Rule 424(h)(2) under the Securities Act (such supplement, a “Corrected Supplement”) and (iii) file such Corrected Supplement with the Commission in accordance with Rule 424(h) under the Securities Act. Upon receipt of such notice from the Depositor, the Underwriters shall:

(A)             Notify each investor in the Offered Certificates in a prompt fashion that any prior contract of sale with such investor has been terminated, and of such investor’s rights as a result of termination of such agreement;

(B)              Upon receipt of a copy of such Corrected Supplement from the Depositor, deliver, at least 48 hours prior to sending a new confirmation of sale to an investor in the Offered Certificates in accordance with Rule 15c2-8(b) under the Exchange Act, such Corrected Supplement to such investor;

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(C)              Provide such investor with an opportunity to enter into a new contract of sale on the terms described in the Time of Sale Information (as updated by such Corrected Supplement); and

(D)             Comply with any other requirements for reformation of the original contract of sale, as described in Section IV.2.c of the Commission’s Securities Offering Reform Release No. 33-8591.

(l)                 (1) In the event that the Depositor becomes aware that, as of the Time of Sale, any Issuer Free Writing Prospectus contained any untrue statement of a material fact or omitted to state a material fact necessary to make the statements contained therein, in the light of the circumstances under which they were made, not misleading, when read in conjunction with the Time of Sale Information (such Issuer Free Writing Prospectus a “Defective Issuer Free Writing Prospectus”), the Depositor shall notify the Underwriters thereof within one business day after discovery and the Depositor shall, if requested by the Underwriters, prepare and deliver to the Underwriters a Free Writing Prospectus that corrects the material misstatement or omission in the Defective Issuer Free Writing Prospectus (such corrected Issuer Free Writing Prospectus, a “Corrected Issuer Free Writing Prospectus”) and (2) in the event that any Underwriter becomes aware that, as of the Time of Sale, any Underwriter Free Writing Prospectus contained any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements contained therein, in the light of the circumstances under which they were made, not misleading, when read in conjunction with the Time of Sale Information (such Underwriter Free Writing Prospectus, a “Defective Underwriter Free Writing Prospectus” and, together with a Defective Issuer Free Writing Prospectus, a “Defective Free Writing Prospectus”), such Underwriter shall notify the Depositor thereof within one business day after discovery, and shall, if requested by the Depositor:

(A)             If the Defective Free Writing Prospectus was an Underwriter Free Writing Prospectus, prepare a Free Writing Prospectus with Corrective Information that corrects the material misstatement in or omission from the Defective Underwriter Free Writing Prospectus (such corrected Underwriter Free Writing Prospectus, a “Corrected Underwriter Free Writing Prospectus” and, together with the Corrected Issuer Free Writing Prospectus, a “Corrected Free Writing Prospectus”);

(B)              Deliver the Corrected Free Writing Prospectus to each investor in an Offered Certificate which received the Defective Free Writing Prospectus prior to entering into a contract of sale with such investor;

(C)              Notify such investor in a prompt fashion that any prior contract of sale with such investor has been terminated, and of such investor’s rights as a result of termination of such agreement;

(D)             Provide such investor with an opportunity to enter into a new contract of sale on the terms described in the Corrected Free Writing Prospectus; and

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(E)              Comply with any other requirements for reformation of the original contract of sale, as described in Section IV.2.c of the Commission’s Securities Offering Reform Release No. 33-8591.

(m)             Each Underwriter covenants with the Depositor that after the final Prospectus is available the Underwriter shall not distribute any written information concerning the Offered Certificates that contains Issuer Information to a prospective investor in Offered Certificates unless such information is preceded or accompanied by the final Prospectus.

(n)               The Depositor and each Underwriter agree to retain all Free Writing Prospectuses that they have used and that are not required to be filed pursuant to this Section 8 for a period of three (3) years following the initial bona fide offering of the Offered Certificates.

9.                  Effectiveness of Agreement. This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

10.              Termination. This Agreement may be terminated in the absolute discretion of the Representative, by notice to the Depositor, if after the execution and delivery of this Agreement and prior to the Closing Date (i) trading generally shall have been suspended or materially limited on or by any of the New York Stock Exchange or the over-the-counter market; (ii) a general moratorium on commercial banking activities shall have been declared by federal or New York State authorities or there is a material disruption in commercial banking or securities settlement or clearance services in the United States generally; or (iii) there shall have occurred any outbreak or escalation of hostilities or any change in financial markets or any calamity or crisis, either within or outside the United States, that in the judgment of the Representative is material and adverse and makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the Offered Certificates on the terms and in the manner contemplated by this Agreement, the Time of Sale Information and the Prospectus.

11.              Defaulting Underwriter.

(a)                If, on the Closing Date, any Underwriter defaults on its obligation to purchase the Offered Certificates that it has agreed to purchase hereunder, the non-defaulting Underwriters may in their discretion arrange for the purchase of such Offered Certificates by other persons satisfactory to the Depositor on the terms contained in this Agreement. If, within 36 hours after any such default by any Underwriter, the non-defaulting Underwriters do not arrange for the purchase of such Offered Certificates, then the Depositor shall be entitled to a further period of 36 hours within which to procure other persons satisfactory to the non-defaulting Underwriters to purchase such Offered Certificates on such terms. If other persons become obligated or agree to purchase the Offered Certificates of a defaulting Underwriter, either the non-defaulting Underwriters or the Depositor may postpone the Closing Date for up to five full business days in order to effect any changes that in the opinion of counsel for the Depositor or counsel for the Underwriters may be necessary in the Registration Statement and the Prospectus or in any other document or arrangement, and the Depositor agrees to promptly prepare any amendment or supplement to the Registration Statement and the Prospectus that effects any such changes. As used in this Agreement, the term “Underwriter” includes, for all purposes of this Agreement unless the context otherwise requires, any person not listed in

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Schedule I hereto that, pursuant to this Section 11, purchases Offered Certificates that a defaulting Underwriter agreed but failed to purchase.

(b)               If, after giving effect to any arrangements for the purchase of the Offered Certificates of a defaulting Underwriter or Underwriters by the non-defaulting Underwriters and the Depositor as provided in paragraph (a) above, the aggregate principal amount of such Offered Certificates that remains unpurchased does not exceed one-eleventh of the aggregate principal amount of all the Offered Certificates, then the Depositor shall have the right to require each non-defaulting Underwriter to purchase the principal amount of Offered Certificates that such Underwriter agreed to purchase hereunder plus such Underwriter’s pro rata share (based on the principal amount of Offered Certificates that such Underwriter agreed to purchase hereunder) of the Offered Certificates of such defaulting Underwriter or Underwriters for which such arrangements have not been made.

(c)                If, after giving effect to any arrangements for the purchase of the Offered Certificates of a defaulting Underwriter or Underwriters by the non-defaulting Underwriters and the Depositor as provided in paragraph (a) above, the aggregate principal amount of such Offered Certificates that remains unpurchased exceeds one-eleventh of the aggregate principal amount of all the Offered Certificates, or if the Depositor shall not exercise the right described in paragraph (b) above, then this Agreement shall terminate without liability on the part of the non-defaulting Underwriters or the Depositor, except that the Depositor will continue to be liable for the payment of expenses as set forth in Section 12 hereof and except that the provisions of Section 7 hereof shall not terminate and shall remain in effect.

(d)               Nothing contained herein shall relieve a defaulting Underwriter of any liability it may have to the Depositor or any non-defaulting Underwriter for damages caused by its default.

12.              Payment of Expenses.

(a)                Whether or not the transactions contemplated by this Agreement are consummated or this Agreement is terminated, the Depositor will pay or cause to be paid all costs and expenses incident to the performance of its obligations hereunder, including without limitation, (i) the costs incident to the authorization, issuance, sale, preparation and delivery of the Certificates and any taxes payable in that connection; (ii) the costs incident to the preparation, printing and filing under the Securities Act of the Registration Statement, the Time of Sale Information, any Issuer Free Writing Prospectus and the Prospectus (including all exhibits, amendments and supplements thereto) and the distribution thereof; (iii) the costs of reproducing and distributing each of the Basic Documents; (iv) the fees and expenses of counsel for the Underwriters; (v) the fees and expenses of the Depositor’s counsel and independent accountants; (vi) the fees and expenses incurred in connection with the registration or qualification and determination of eligibility for investment of the Offered Certificates under the laws of such jurisdictions as the Representative may designate and the preparation, printing and distribution of a Blue Sky Memorandum (including the related fees and expenses of counsel for the Underwriters); (vii) any fees charged by the Rating Agencies for rating the Certificates; (viii) the fees and expenses of the Master Servicer, the Special Servicer, the Trustee, the Certificate Administrator, the Operating Advisor, the Asset Representations Reviewer and the

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Third Party Purchaser (including related fees and expenses of any counsel to such parties); (ix) all expenses and application fees incurred in connection with any filing with the Financial Industry Regulatory Authority; (x) all expenses incurred in connection with any “road show” presentation to potential investors in Offered Certificates; and (xi) the costs and expenses of the Depositor in connection with the purchase of the Mortgage Loans.

(b)               If (i) this Agreement is terminated pursuant to Section 10; (ii) the Depositor for any reason fails to tender the Offered Certificates for delivery to the Underwriters; or (iii) the Underwriters decline to purchase the Offered Certificates for any reason permitted under this Agreement, the Depositor agrees to reimburse the Underwriters for all out-of-pocket costs and expenses (including the fees and expenses of their counsel) reasonably incurred by the Underwriters in connection with this Agreement and the offering contemplated hereby.

13.              Persons Entitled to Benefit of Agreement. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors. Nothing in this Agreement is intended or shall be construed to give any other person, other than the affiliates, officers, directors and controlling persons referred to in Section 7 and their respective heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein. No investor in Offered Certificates from any Underwriter shall be deemed to be a successor merely by reason of such purchase.

14.              Survival. The respective indemnities, rights of contribution, representations, warranties and agreements of the Depositor and the Underwriters contained in this Agreement or made by or on behalf of the Depositor or the Underwriters pursuant to this Agreement or any certificate delivered pursuant hereto shall survive the delivery of and payment for the Offered Certificates and shall remain in full force and effect, regardless of any termination of this Agreement or any investigation made by or on behalf of the Depositor or the Underwriters.

15.              Underwriters’ Information. The Depositor and the Underwriters acknowledge and agree that the only information relating to any Underwriter that has been furnished to the Depositor in writing by any Underwriter through the Representative expressly for use in the Registration Statement and the Prospectus (or any amendment or supplement thereto) and the Time of Sale Information consists of the following: (i) (A) the second-to-last paragraph and the first sentence of the last paragraph of the cover page, (B) the third sentence of the last paragraph under the heading “IMPORTANT NOTICE REGARDING THE OFFERED CERTIFICATES” and (C) the first and third sentences of the fourth paragraph, the fourth sentence of the sixth paragraph, the first sentence of the tenth paragraph and the first sentence of the eleventh paragraph under the heading “Method of Distribution (CONFLICTS OF INTEREST)” in the Preliminary Prospectus and (ii) (A) the second-to-last paragraph and the first sentence of the last paragraph of the cover page, (B) the third sentence of the last paragraph under the heading “IMPORTANT NOTICE REGARDING THE OFFERED CERTIFICATES” and (C) the first and third sentences of the fourth paragraph, the fourth sentence of the sixth paragraph, the first sentence of the tenth paragraph and the first sentence of the eleventh paragraph under the heading “Method of Distribution (CONFLICTS OF INTEREST)” in the Prospectus.

16.              Certain Defined Terms. For purposes of this Agreement, (a) except where otherwise expressly provided, the term “affiliate” has the meaning set forth in Rule 405 under

31

the Securities Act; (b) the term “business day” means any day other than a day on which banks are permitted or required to be closed in New York City; and (c) the term “subsidiary” has the meaning set forth in Rule 405 under the Securities Act.

17.              Miscellaneous.

(a)                Authority of the Representative. Any action by the Underwriters hereunder may be taken by the Representative on behalf of the Underwriters solely to the extent such action is specifically permitted herein and any such action taken by the Representative shall be binding upon the Underwriters.

(b)               Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted and confirmed by any standard form of telecommunication. Notices to J.P. Morgan Securities LLC shall be directed to such party at 383 Madison Avenue, 8th Floor, New York, New York 10179, Attention: SPG Syndicate, email: ABS_Synd@jpmorgan.com, with a copy to J.P. Morgan Securities LLC, 4 New York Plaza, Floor 21, New York, NY 10004-2413, Attention: SPG Legal, email: US_CMBS_Notice@jpmorgan.com; notices to Deutsche Bank Securities Inc. shall be directed to such party at Deutsche Bank Securities Inc., 60 Wall Street, New York, New York 10005, Attention: Lainie Kaye, with a copy via email to cmbs.requests@db.com; notices to Citigroup Global Markets Inc. shall be directed to such party at Citigroup Global Markets Inc., 388 Greenwich Street, 6th Floor, New York, New York 10013, Attention: Richard Simpson, fax number: (646) 328-2943, with a copy to 390 Greenwich Street, 5th Floor, New York, New York 10013, Attention: Raul Orozco, fax number: (347) 394-0898, and a copy to 388 Greenwich Street, 17th Floor, New York, New York 10013, Attention: Ryan M. O’Connor, fax number: (646) 862-8988, with electronic copies emailed to Richard Simpson at richard.simpson@citi.com and to Ryan M. O’Connor at ryan.m.oconnor@citi.com; notices to Drexel Hamilton, LLC shall be directed to such party at 77 Water Street, New York, New York 10005, Attention: John D. Kerin, Director of Debt Syndicate; notices to Academy Securities, Inc. shall be directed to such party at 140 East 45th Street, 5th Floor, New York, New York 10017, Attention: Michael Boyd, Chief Compliance Officer, facsimile number: (646) 736-3995; notices to the Depositor shall be directed to such party at J.P. Morgan Chase Commercial Mortgage Securities Corp., 383 Madison Avenue, 8th Floor, New York, New York 10179, Attention: Kunal K. Singh, email: US_CMBS_Notice@jpmorgan.com, with a copy to J.P. Morgan Chase Commercial Mortgage Securities Corp., 4 New York Plaza, Floor 21, New York, NY 10004-2413, Attention: SPG Legal, email: US_CMBS_Notice@jpmorgan.com or, as to any party hereto, such other address or facsimile number as may hereafter be furnished by such party to the others in writing.

(c)                Governing Law. THIS AGREEMENT AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS AGREEMENT, THE RELATIONSHIP OF THE PARTIES TO THIS AGREEMENT, AND/OR THE INTERPRETATION AND ENFORCEMENT OF THE RIGHTS AND DUTIES OF THE PARTIES TO THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS AND DECISIONS OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE CHOICE OF LAW RULES THEREOF.  THE PARTIES HERETO INTEND THAT THE PROVISIONS OF SECTIONS 5-1401 AND 5-1402

32

OF THE NEW YORK GENERAL OBLIGATIONS LAW SHALL APPLY TO THIS AGREEMENT.

(d)               Counterparts. This Agreement may be signed in counterparts (which may include counterparts delivered by any standard form of telecommunication), each of which shall be an original and all of which together shall constitute one and the same instrument. Delivery of an executed counterpart of a signature page of this Agreement in Portable Document Format (PDF) or by facsimile transmission shall be as effective as delivery of a manually executed original counterpart of this Agreement.

(e)                Amendments or Waivers. No amendment or waiver of any provision of this Agreement, or any consent or approval to any departure therefrom, shall in any event be effective unless the same shall be in writing and signed by the parties hereto.

(f)                Headings. The headings herein are included for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement. References herein to “Sections,” Exhibits,” and “Schedules” without reference to a document or other source are designated Sections, Exhibits, and Schedules of this Agreement.

(g)               Integration. This Agreement supersedes all prior discussions and agreements between the parties with respect to the subject matter hereof and contains the sole and entire agreement between the parties hereto with respect to the subject matter hereof.

(h)               Waiver of Jury Trial. The Depositor and each Underwriter hereby irrevocably waive, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

(i)                 Exclusive Jurisdiction. EACH OF THE PARTIES HERETO IRREVOCABLY (I) SUBMITS TO THE EXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK AND THE FEDERAL COURTS OF THE UNITED STATES OF AMERICA FOR THE SOUTHERN DISTRICT OF NEW YORK FOR THE PURPOSE OF ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT; (II) WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, THE DEFENSE OF AN INCONVENIENT FORUM IN ANY SUCH ACTION OR PROCEEDING IN ANY SUCH COURT; (III) AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING IN ANY SUCH COURT SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN ANY OTHER JURISDICTION BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW; AND (IV) CONSENTS TO SERVICE OF PROCESS UPON IT BY MAILING A COPY THEREOF BY CERTIFIED MAIL ADDRESSED TO IT AS PROVIDED FOR NOTICES HEREUNDER.

18.              Recognition of U.S. Special Resolution Regimes.

(a)                In the event a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of this Agreement (and any interest and obligation in or under, and any property securing, this Agreement) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if

33

this Agreement (and any interest and obligation in or under, and any property securing, this Agreement) were governed by the laws of the United States or a State of the United States.

(b)               In the event that a Covered Party or any BHC Affiliate of such Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a State of the United States.

“BHC Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. §1841(k).

“Covered Party” means any party to this Agreement that is one of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. §252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. §47.3(b), or any subsidiary of such a covered bank to which 12 C.F.R. Part 47 applies in accordance with 12 C.F.R. §47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. §382.2(b).

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§252.81, 47.2 or 382.1, as applicable.

“U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

19.              Limitation on the Exercise of Certain Rights Related to Affiliate Insolvency Proceedings.

(a)                Notwithstanding anything to the contrary in this Agreement or any other agreement, but subject to the requirements of Section 19, no party to this Agreement shall be permitted to exercise any Default Right against a Covered Party with respect to this Agreement that is related, directly or indirectly, to a BHC Affiliate of such party becoming subject to a receivership, insolvency, liquidation, resolution, or similar proceeding (each an “Insolvency Proceeding”), except to the extent the exercise of such Default Right would be permitted under the creditor protection provisions of 12 C.F.R. § 252.84, 12 C.F.R. § 47.5, or 12 C.F.R. § 382.4, as applicable.

(b)               After a BHC Affiliate of a Covered Party has become subject to Insolvency Proceedings, if any party to this Agreement seeks to exercise any Default Right against such Covered Party with respect to this Agreement, the party seeking to exercise a Default Right shall have the burden of proof, by clear and convincing evidence, that the exercise of such Default Right is permitted hereunder.

[SIGNATURE PAGE FOLLOWS]

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If the foregoing is in accordance with your understanding, please indicate your acceptance of this Agreement by signing in the space provided below.

Very truly yours,

J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP.

By:	/s/ Harris Rendelstein
Name: Harris Rendelstein Title: Vice President

Benchmark 2019-B14 - Underwriting Agreement

Accepted as of the date first above written.

J.P. MORGAN SECURITIES LLC

By:	/s/ Harris Rendelstein
Name: Harris Rendelstein Title: Vice President

Benchmark 2019-B14 - Underwriting Agreement

DeutscHe Bank Securities Inc.

By:	/s/ Matt Smith
Name: Matt Smith Title: Director

By:	/s/ Natalie D. Grainger
Name: Natalie D. Grainger Title: Director

Benchmark 2019-B14 - Underwriting Agreement

CITIGROUP GLOBAL MARKETS INC.

By:	/s/ Richard W. Simpson
Name: Richard W. Simpson Title: Authorized Signatory

Benchmark 2019-B14 - Underwriting Agreement

DREXEL HAMILTON, LLC

By:	/s/ Alex Kim
Name: Alex Kim Title: Director

Benchmark 2019-B14 - Underwriting Agreement

academy securities, Inc.

By:	/s/ Michael Boyd
Name: Michael Boyd Title: Chief Compliance Officer

Benchmark 2019-B14 - Underwriting Agreement

Schedule I

Underwriter	Certificate Balance of Class A-1 Certificates	Purchase Price of Class A-1 Certificates	Certificate Balance of Class A-2 Certificates	Purchase Price of Class A-2 Certificates	Certificate Balance of Class A-3 Certificates	Purchase Price of Class A-3 Certificates
J.P. Morgan Securities LLC	$10,742,720	99.99995%	$117,820,640	102.99993%	$26,186,560	102.99938%
Deutsche Bank Securities Inc.	$5,052,720	99.99995%	$55,415,640	102.99993%	$12,316,560	102.99938%
Citigroup Global Markets Inc.	$6,964,560	99.99995%	$76,383,720	102.99993%	$16,976,880	102.99938%
Drexel Hamilton, LLC	$0	N/A	$0	N/A	$0	N/A
Academy Securities, Inc.	$0	N/A	$0	N/A	$0	N/A
Underwriter	Certificate Balance of Class A-4 Certificates	Purchase Price of Class A-4 Certificates	Certificate Balance of Class A-5 Certificates	Purchase Price of Class A-5 Certificates	Certificate Balance of Class A-SB Certificates	Purchase Price of Class A-SB Certificates
J.P. Morgan Securities LLC	$88,264,000	100.99943%	$165,469,040	102.99939%	$17,482,880	102.99994%
Deutsche Bank Securities Inc.	$41,514,000	100.99943%	$77,826,540	102.99939%	$8,222,880	102.99994%
Citigroup Global Markets Inc.	$57,222,000	100.99943%	$107,274,420	102.99939%	$11,334,240	102.99994%
Drexel Hamilton, LLC	$0	N/A	$0	N/A	$0	N/A
Academy Securities, Inc.	$0	N/A	$0	N/A	$0	N/A
Underwriter	Notional Amount of Class X-A Certificates	Purchase Price of Class X-A Certificates	Notional Amount of Class X-B Certificates	Purchase Price of Class X-B Certificates	Certificate Balance of Class A-S Certificates	Purchase Price of Class A-S Certificates
J.P. Morgan Securities LLC	$486,058,520	5.70938%	$54,006,240	1.47616%	$60,092,680	102.99940%
Deutsche Bank Securities Inc.	$228,612,270	5.70938%	$25,401,240	1.47616%	$28,263,930	102.99940%
Citigroup Global Markets Inc.	$315,114,210	5.70938%	$35,012,520	1.47616%	$38,958,390	102.99940%
Drexel Hamilton, LLC	$0	N/A	$0	N/A	$0	N/A
Academy Securities, Inc.	$0	N/A	$0	N/A	$0	N/A
Underwriter	Certificate Balance of Class B Certificates	Purchase Price of Class B Certificates	Certificate Balance of Class C Certificates	Purchase Price of Class C Certificates
J.P. Morgan Securities LLC	$28,905,280	102.99964%	$25,100,960	101.29958%
Deutsche Bank Securities Inc.	$13,595,280	102.99964%	$11,805,960	101.29958%
Citigroup Global Markets Inc.	$18,739,440	102.99964%	$16,273,080	101.29958%
Drexel Hamilton, LLC	$0	N/A	$0	N/A
Academy Securities, Inc.	$0	N/A	$0	N/A